Exhibit 10.1

SELECT MEDICAL HOLDINGS CORPORATION

Non-Employee Director Compensation Policy

Effective Date: April 24, 2025

The purpose of this Policy of Select Medical Holdings Corporation (“Select Medical” or the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors, who are not employees or officers of the Company or its subsidiaries (“Non-Employee Directors”), to serve on the Company’s Board of Directors (the “Board”).

In furtherance of the above, all Non-Employee Directors of Select Medical will receive the compensation described in this Director Compensation Policy (the “Director Compensation Policy”) for his or her Board service as set forth below, following the date of approval of the Director Compensation Policy by the Company’s stockholders (the “Effective Date”).

I.	Annual Cash Compensation

Each Non-Employee Director will receive the cash compensation set forth below for service on the Board or a committee of the Board. The annual cash compensation amounts will be payable in equal quarterly installments, each payment made in advance on the first business day of the quarterly period for which the service will occur. Any amount payable for a partial quarter of service in an applicable role will be pro-rated by multiplying such amount by a fraction, the numerator of which will be the number of days of service in such role that the Non-Employee Director provided in such quarter and the denominator of which will be the number of days in such quarter. All cash fees are vested upon payment.

1.	Quarterly Non-Employee Board Member Service Retainer:

$18,000 for general availability and participation in meetings and on conference calls of the Board of Directors.

a.	Option to Receive Quarterly Retainer Fee as Stock. If a Non-Employee Director so elects before the first day of a fiscal quarter, such Non-Employee Director shall receive his or her quarterly retainer fee in the form of fully-vested shares of the Company’s common stock. The number of shares of the Company’s common stock awarded in lieu of cash compensation is equal to the dollar amount of fees accruing each quarter divided by the closing price for a share of the Company’s common stock on the date of grant during the quarter for which fees are earned, rounded to the nearest whole integer. Once a Non-Employee Director elects to receive shares of the Company’s common stock in lieu of cash compensation, such director shall continue to receive his or quarterly retainer fee as shares of the Company’s common stock until the director opts back into receive such fee in cash.

2.	Addition Compensation for Board Attendance:

a.	Non-employee directors shall receive an attendance fee of $3,000 per in-person meeting and $600 per telephonic meeting.

3.	Additional Compensation for Committee Attendance:

a.             Member of Audit and Compliance Committee:

i. Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $4,000

ii. Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $5,000

iii. Attendance Fee Per Telephonic Meeting: $2,000

b.             Nominating, Governance and Sustainability Committee:

i. Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $1,500

ii. Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $2,000

iii. Attendance Fee Per Telephonic Meeting: $500

c.             Member of Human Capital and Compensation Committee:

i. Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $1,500

ii. Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $2,000

iii. Attendance Fee Per Telephonic Meeting: $500

d.             Member of Quality of Care and Patient Safety Committee:

i. Attendance Fee Per In-Person Meeting (when held in conjunction with a Board meeting): $2,500

ii. Attendance Fee Per In-Person Meeting (when held independent of a Board meeting): $3,000

iii. Attendance Fee Per Telephonic Meeting: $1,000

e.             Other Committees: Compensation for other committees shall be determined by the Board of Directors.

4.	Additional Compensation for Committee Chairs:

a.             Chair of Audit and Compliance Committee:

i. Attendance Fee Per In-Person Meeting: $2,000

ii. Attendance Fee Per Telephonic Meeting: $1,000

b.             Chair of Nominating, Governance and Sustainability Committee:

i. Attendance Fee Per In-Person Meeting: $1,000

ii. Attendance Fee Per Telephonic Meeting: $500

c.             Chair of Human Capital and Compensation Committee:

i. Attendance Fee Per In-Person Meeting: $1,000

ii. Attendance Fee Per Telephonic Meeting: $500

d.             Chair of Quality of Care and Patient Safety Committee:

i. Attendance Fee Per In-Person Meeting: $2,000

ii. Attendance Fee Per Telephonic Meeting: $1,000

II.	Equity Compensation

All grants of equity retainer awards to Non-Employee Directors pursuant to this Policy will be automatic and nondiscretionary and will be made in accordance with the following provisions:

1.	Automatic Equity Grants

Annual grants made on or after the annual meeting of the Company’s stockholders (the “Annual Meeting”) during 2025 (the “2025 Annual Meeting”) shall be made as follows:

a.	Annual Grant for Continuing Non-Employee Directors. Without any further action of the Board, at the close of business on the date of each Annual Meeting beginning with the 2025 Annual Meeting, each continuing Non-Employee Director shall be granted a restricted stock award (“RS Award”) under the Plan covering shares (“Shares”) of the Company’s Common Stock (as defined in the Plan) having an RS Value as set forth in Section II.2. below (a “Continuing Director Annual RS Award”). Each Continuing Director Annual RS Award shall vest on the one-year anniversary of the grant date, generally subject to the applicable Non-Employee Director’s continued service as a member of the Board through such vesting date.

b.	Initial Grant for New Non-Employee Directors. Without any further action of the Board, each person who, on or after the 2025 Annual Meeting, is elected or appointed for the first time to be a Non-Employee Director will automatically, upon the effective date of his or her initial election or appointment to be a Non-Employee Director, be granted an RS Award under the Plan covering Shares having an RS Value as set forth in Sections II.2. below (a “New Director RS Award”); provided that one-fifth of the New Director RS Award shall vest on each of the first five anniversaries of the date of the grant date, generally subject to the applicable Non-Employee Director’s continued service as a member of the Board through such vesting date.

2.	Calculation of RS Value

The “RS Value” of a Continuing Director Annual RS Award or New Director RS Award shall reflect a sufficient number of Shares to be granted under this policy multiplied by the closing price of a Share on the stock exchange or a national market system on which the Shares are listed on the grant date, such that the RS Value equals $200,000; provided that the number of Shares covered by each Continuing Director Annual RS Award or New Director RS Award will be rounded to the nearest whole integer.

3.	Remaining Terms.

The remaining terms and conditions of each RS Award granted under this policy will be as set forth in the Plan and the Company’s standard form of RS Award agreement for Non-Employee Directors currently in effect, as it may be amended from time to time by the Board or the Compensation Committee of the Board, as applicable. If permitted by the Company, the issuance of the Shares issuable with respect to an RS Award may be deferred upon such terms and conditions as determined by the Company, subject to the Company’s determination that any such right of deferral or any term thereof complies with applicable laws or regulations in effect from time to time.

III.	Expense Reimbursement and Per Diem Compensation

Expense Reimbursement. Each non-management board member shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors or its Committees or in connection with other Board related business.

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